Exhibit 23.2

Notice of Inability to Obtain Consent from Arthur Andersen LLP

Radiant Systems, Inc. and its subsidiaries have not received the consent of Arthur Andersen LLP to the incorporation by reference of its report on the financial statements and financial statement schedule of Radiant Systems, Inc. for the periods ended December 31, 2001 and 2000, into the following registration statements with the Securities and Exchange Commission under the Securities Act of 1933: the Registration Statements on Form S-3 (No. 333-102221) of Radiant Systems, Inc.; and the Registration Statements on Form S-8 (Nos. 333-23237, 333-41327, 333-62157 and 333-71892) of Radiant Systems, Inc.

Radiant Systems, Inc. has dispensed with the requirement to file Arthur Andersen LLP’s consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report into Radiant’s registration statements under the Securities Act of 1933, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements or financial statement schedule audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein

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